AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE (this "Amendment"), made as of the 27th day of June, 2005, between 122 EAST 42ND STREET, LLC, a Delaware limited liability company, having an address c/o Colliers ABR, Inc., 40 East 52nd Street, New York, New York 10022 ("Landlord"), and EDGAR ONLINE, INC., a Delaware corporation, duly qualified to conduct business in the State of New York, having an office at 122 East 42nd Street, New York, New York 10168 ("Tenant").

W I T N E S S E T H:

WHEREAS, by lease dated as of the 7th day of February, 2000, between Landlord and Tenant (the "Lease"), Landlord did demise and let unto Tenant, and Tenant did hire and take from Landlord, a portion of the twenty-seventh (27th) floor, more particularly identified in the Lease and known as Suite No. 2700 (the "Original Premises"), in the building known as the Chanin Building, 122 East 42nd Street, New York, New York (the "Building"), for a term commencing on February 7, 2000, and ending on April 30, 2007; and

WHEREAS, Landlord and Tenant desire to modify the Lease to provide for (i) the relocation of Tenant from the Original Premises to space situated on the twenty-fourth (24th) floor of the Building and designated as Suite No. 2400 and (ii) the extension of the Term of the Lease for an additional period commencing on May 1, 2007, and ending approximately seven (7) years after Tenant shall have commenced the payment of rent for said Suite No. 2400, all upon the terms, conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their respective successors and assigns, hereby agree as follows:

1. Definitions. All capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined herein.

2. Substitute Space. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, that portion of the twenty-fourth (24th) floor of the Building indicated by the hatching on the floor plan annexed hereto as Exhibit "A" and made a part hereof (the "Substitute Space") and designated as Suite No. 2400, upon all of the same terms, covenants and conditions set forth in the Lease, except as modified herein, for a term (a) commencing on the date (the "Substitute Space Effective Date") on which this Amendment is fully executed and unconditionally delivered by the parties hereto and (b) ending (unless such term is sooner terminated pursuant to the terms of the Lease or by law) on the date (the "Fixed Expiration Date") which is (a) the day immediately preceding the seventh (7th) anniversary of the Substitute Space Rent Commencement Date (hereinafter defined) if the Substitute Space Rent Commencement Date is the first day of the month or (b) the last day of the month in which the seventh (7th) anniversary of the Substitute Space Rent Commencement Date shall occur if the Substitute Space Rent Commencement Date is not the first day of the month. The Fixed Expiration Date of the Term of the Lease is hereby changed from April 30, 2007, to the Fixed Expiration Date defined in the immediately preceding sentence. As used in this Amendment, the term "Substitute Space Rent Commencement Date" shall mean the date which is the earlier of (a) the Relocation Date (hereinafter defined) and (b) the date which is sixty (60) days after the Substitute Space Effective Date. Provided that Tenant is not then in default hereunder beyond any applicable grace, notice or cure period, payment of the Fixed Rent for the Substitute Space, exclusive of the Electricity Inclusion Factor for the Substitute Space, shall be abated for the period from the Substitute Space Effective Date through the date immediately preceding the Substitute Space Rent Commencement Date. If the Substitute Space Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Substitute Space Rent Commencement Date, Tenant shall pay to Landlord a sum equal to One Thousand, One Hundred Sixty and 07/100 ($1,160.07) Dollars, multiplied by the number of calendar days in the period from the Substitute Space Rent Commencement Date to the last day of the month in which the Substitute Space Rent Commencement Date shall occur, both dates inclusive, as Fixed Rent, inclusive of the Electricity Inclusion Factor, for the Substitute Space for such period. Promptly following the Substitute Space Rent Commencement Date, Landlord and Tenant shall enter into an agreement confirming the Substitute Space Effective Date, the Substitute Space Rent Commencement Date, and the Fixed Expiration Date, provided, however, the failure to execute and deliver such agreement shall not affect the validity of the Substitute Space Effective Date, the Substitute Space Rent Commencement Date, or the Fixed Expiration Date as set forth herein.

3. Condition of the Substitute Space. Tenant acknowledges that Landlord has made and makes no representation or warranty of any kind, express or implied, to Tenant with respect to the condition of the Substitute Space. Tenant further acknowledges that it has inspected, and is fully familiar with, the condition of the Substitute Space, agrees to accept the Substitute Space in the condition existing on the Substitute Space Effective Date, and further agrees that Landlord shall have no obligation to alter, improve, paint, decorate or otherwise prepare the Substitute Space for Tenant's initial occupancy.

4. Landlord's Contribution to Tenant's Alterations within the Substitute Space.

A. Promptly after the date hereof, subject to the provisions of Article 3 and Section 37(C)(1) of the Lease, Tenant, at Tenant's own cost and expense, shall prepare and deliver to Landlord, preliminary drawings and specifications for Landlord's approval, which approval shall be granted or denied within ten (10) Business Days after Landlord shall have received such preliminary drawings and specifications and any other relevant information Landlord may reasonably request, and, promptly after Landlord's approval thereof pursuant to the provisions of said Section 37(C)(1), detailed working drawings and specifications for Landlord's approval, which approval shall be granted or denied within ten (10) Business Days after Landlord shall have received such detailed working drawings and specifications and any other relevant information Landlord may reasonably request, for the work to be performed by Tenant within the Substitute Space to prepare the Substitute Space for Tenant's occupancy (hereinafter referred to as the "Tenant's Alterations"). After Landlord's approval of such preliminary, and then detailed working, drawings and specifications, Tenant's Alterations shall be performed by Tenant subject to, and in accordance with, all applicable provisions of the Lease, including, without limitation, the provisions of Articles 3 and 37C(1) thereof. Landlord shall contribute, pursuant to the provisions of this Article 4, an amount not to exceed Forty-One Thousand, One Hundred and 00/100 ($41,100.00) Dollars (the "Tenant Fund") towards the "hard costs" of Tenant's Alterations. The term "hard costs," as used in this Article 4, shall be deemed to exclude (a) any and all costs and expenses of relocating to the Substitute Space Tenant's office furniture, furnishings, equipment and other personal property then existing in the Original Premises and relocating, furnishing and installing telephone and computer systems, any other telecommunication wiring and equipment, security system, and access system, if any, and (b) any and all "soft costs" in connection with Tenant's Alterations, including, without limitation, (i) any and all architectural, engineering, designing, and decorating fees and expenses incurred in connection with the preparation and execution of any and all drawings and specifications for Tenant's Alterations and the review and supervision of the performance of Tenant's Alterations, (ii) any and all attorneys' fees and disbursements in connection with the preparation, execution and delivery of this Amendment and the preparation for, and performance of, Tenant's Alterations, (iii) any and all permit application costs, filing fees, and related expenses in connection with filing all drawings and specifications for Tenant's Alterations with the appropriate Governmental Authorities, and (iv) any and all fees for expediter services pertaining to obtaining necessary permits and approvals in connection with the performance of Tenant's Alterations. It is expressly understood and agreed that the foregoing costs and expenses excluded from "hard costs" shall be the sole responsibility of Tenant and that no portion of any such costs and expenses shall be paid for out of the Tenant Fund.

B. Landlord shall disburse a portion of the Tenant Fund to Tenant from time to time, within thirty (30) days after receipt of the items set forth in Section 4.C hereof, provided that, on the date of a request and on the date of disbursement from the Tenant Fund, no event of default hereunder on the part of Tenant shall have occurred and be continuing beyond any applicable grace, notice, or cure period. Disburse-ments from the Tenant Fund shall not be made more frequently than monthly and shall not exceed the amounts theretofore paid by Tenant (as certified by the Chief Financial Officer of Tenant and Tenant's inde-pendent, licensed architect) to contractors, subcontractors and materialmen with respect to the portion of Tenant's Alterations theretofore com-pleted and for which the disbursements were requested.

C. Landlord's obligation to make disburse-ments from the Tenant Fund shall be subject to Landlord's receipt of: (a) a request for such disbursement from Tenant signed by the Chief Financial Officer of Tenant, (b) copies of all receipts, paid invoices and paid bills for the work completed and materials furnished in connection with Tenant's Alterations and incorporated in the Substitute Space and for the prior payment of which Tenant seeks reimbursement from the requested disbursement, (c) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement, and (d) a certificate of Tenant's independent, licensed architect stating, in his opinion, that the portion of Tenant's Alterations theretofore completed and for which the disbursement is requested was performed in a good and work-manlike manner and substantially in accordance with the final detailed plans and specifications for such Tenant's Alterations, as approved by Landlord.

   D. In no event shall the aggregate amount paid by Landlord to Tenant under this Article 4 exceed the amount of the Tenant Fund. Upon the completion of Tenant's Alterations and satisfaction of the conditions set forth in Section 4.E hereof, any amount of the Tenant Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Tenant Fund (or the portion thereof if, upon completion of Tenant's Alterations, the Tenant Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant. It is expressly understood and agreed that Tenant shall com-plete, at its sole cost and expense, Tenant's Alterations, whether or not the Tenant Fund is sufficient to fund such completion. Any costs to complete Tenant's Alterations in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant.

E. Within thirty (30) days after com-pletion of Tenant's Alterations, Tenant shall deliver to Landlord (i) general releases and waivers of lien from all con-tractors, subcontractors and materialmen involved in the performance of Tenant's Alterations and the materials furnished in con-nec-tion therewith, (ii) a certificate from Tenant's indepen-dent, licensed architect certifying that Tenant's Alterations have been completed substantially in accordance with the plans and specifications therefor approved by Landlord, and (iii) a certificate from a duly authorized officer of Tenant certifying that all contractors, subcontractors and material-men have been paid for Tenant's Alterations and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the general release and waiver of lien when the dispute is settled. Nothing contained in this Section 4.E, however, shall relieve Tenant from complying with the provi-sions of Articles 3 and 37C(1) of the Lease.

F. Within thirty (30) days after the completion of Tenant's Alterations, Tenant shall deliver to Landlord a full set of architectural, structural, mechanical and electrical drawings and specifications showing the Tenant's Alterations "as built" by the performance of Tenant's Alterations.

5. Tenant's Relocation. Tenant hereby agrees to vacate the Original Premises, to surrender the same to Landlord vacant, broom-clean, free of tenants and any other occupants, and free of rights of possession by any person or other entity, and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of the Lease excepted, and otherwise in compliance with the provisions of Articles 3 and 22 of the Lease as if the Original Premises were being surrendered at the end of the Term, and to relocate to the Substitute Space on the date (the "Relocation Date") which shall be designated by Tenant upon at least ten (10) days' prior written notice to Landlord, provided that the Relocation Date shall in no event be later than one hundred twenty (120) days immediately after the Substitute Space Effective Date, such time within which Tenant must relocate to the Substitute Space being of the essence of this Amendment, subject, however, only to Unavoidable Delays (as such term is defined in Article 37B(13) of the Lease, except that, wherever in said Article 37B(13) the word "Owner" appears, such word shall be deemed to be replaced by the word "Tenant" solely for purposes of this Article 5). On the Relocation Date, Tenant, at Tenant's sole cost and expense, will move from the Original Premises to the Substitute Space all of the Tenant's office furniture, furnishings, equipment, telephone and computer systems, and other personal property then existing in the Original Premises. In the event that any such Unavoidable Delay shall prevent Tenant from relocating from the Original Premises to the Substitute Space within said one hundred twenty (120) day period immediately after the Substitute Space Effective Date, Tenant shall use commercially reasonable efforts to relocate from the Original Premises to the Substitute Space as promptly as possible after the cessation of such Unavoidable Delay. The failure or refusal of Tenant to relocate from the Original Premises to the Substitute Space within said period of time and in the manner, as aforesaid, shall be deemed to be a material breach of the terms and conditions of the Lease. Without limiting any rights and remedies which Landlord may have if Tenant should fail or refuse to move from the Original Premises to the Substitute Space within such period of time and in such manner, Tenant agrees that Landlord shall be entitled to specific performance to require Tenant to relocate from the Original Premises to the Substitute Space pursuant to the provisions of this Article 5.

6. Original Premises. Effective from and after the date hereof through and including the Relocation Date on which Tenant shall have vacated the Original Premises and surrendered same to Landlord in compliance with the provisions of Article 5 hereof, Tenant shall continue to lease the Original Premises from Landlord upon all of the same terms, conditions and provisions of the Lease which apply to the Original Premises.

7. Modifications of the Lease. Effective from and after the Substitute Space Effective Date, the Lease shall be modified and amended as follows:

A. The Substitute Space shall be added to, and deemed a part of, the Demised Premises for all purposes of the Lease, so that the premises leased under the Lease shall include the Substitute Space. In addition, from and after the date hereof through and including the Relocation Date on which Tenant shall have vacated the Original Premises and surrendered same to Landlord in compliance with the provisions of Article 5 hereof, the Original Premises shall continue to be part of the Demised Premises leased under the Lease. From and after the day immediately following the Relocation Date and Tenant's compliance with the provisions of said Article 5, the Lease shall no longer apply to the Original Premises, except with respect to Tenant's obligations and liabilities which accrued under the Lease or this Amendment with respect to the Original Premises for any period up to and including the Relocation Date on which Tenant shall have vacated the Original Premises and surrendered same to Landlord in compliance with the provisions of Article 5 hereof.

B. Tenant shall pay Fixed Rent for the Substitute Space (exclusive of the Electricity Inclusion Factor for the Substitute Space), payable in advance at the times and in the manner provided in the Lease, as follows:

(i) Three Hundred Ninety-Two Thousand, Nine Hundred Sixty-Four and 56/100 ($392,964.56) Dollars per annum, payable in equal monthly installments of Thirty-Two Thousand, Seven Hundred Forty-Seven and 05/100 ($32,747.05) Dollars, for the period commencing on the Substitute Space Effective Date and ending on the 24th day of February, 2006, both dates inclusive, subject to the abatement of Fixed Rent (exclusive of the Electricity Inclusion Factor) for the Substitute Space for the period prior to the Substitute Space Rent Commencement Date, as more particularly set forth in Article 2 hereof;

(ii) Four Hundred Thousand, Seven Hundred Fifty-Five and 08/100 ($400,755.08) Dollars per annum, payable in equal monthly installments of Thirty-Three Thousand, Three Hundred Ninety-Six and 26/100 ($33,396.26) Dollars, for the period commencing on the 25th day of February, 2006, and ending on the day immediately preceding the first (1st) anniversary of the Substitute Space Rent Commencement Date, both dates inclusive,

(iii) Four Hundred Four Thousand, Eighty-Seven and 08/100 ($404,087.08) Dollars per annum, payable in equal monthly installments of Thirty-Three Thousand, Six Hundred Seventy-Three and 92/100 ($33,673.92) Dollars, for the period commencing on the first (1st) anniversary of the Substitute Space Rent Commencement Date and ending on the 24th day of February, 2007, both dates inclusive; and

(iv) Four Hundred Twelve Thousand, One Hundred Eleven and 36/100 ($412,111.36) Dollars per annum, payable in equal monthly installments of Thirty-Four Thousand, Three Hundred Forty-Two and 61/100 ($34,342.61) Dollars, for the period commencing on the 25th day of February, 2007, and ending on the 30th day of April, 2007, both dates inclusive; and

(v) Three Hundred Thirty-Seven Thousand, Twenty and 00/100 ($337,020.00) Dollars per annum, payable in equal monthly installments of Twenty-Eight Thousand, Eighty-Five ($28,085.00) Dollars, for the period commencing on the 1st day of May, 2007, and ending on the day immediately preceding the second (2nd) anniversary of the Substitute Space Rent Commencement Date, both dates inclusive; and

(vi) Three Hundred Seventy-Nine Thousand, One Hundred Forty-Seven and 50/100 ($379,147.50) Dollars per annum, payable in equal monthly installments of Thirty-One Thousand, Five Hundred Ninety-Five and 63/100 ($31,595.63) Dollars, for the period commencing on the second (2nd) anniversary of the Substitute Space Rent Commencement Date and ending on the day immediately preceding the third (3rd) anniversary of the Substitute Space Rent Commencement Date, both dates inclusive; and

(vii) Three Hundred Eighty-Eight Thousand, Six Hundred Twenty-Six and 19/100 ($388,626.19) Dollars per annum, payable in equal monthly installments of Thirty-Two Thousand, Three Hundred Eighty-Five and 52/100 ($32,385.52) Dollars, for the period commencing on the third (3rd) anniversary of the Substitute Space Rent Commencement Date and ending on the day immediately preceding the fourth (4th) anniversary of the Substitute Space Rent Commencement Date, both dates inclusive; and

(viii) Three Hundred Ninety-Eight Thousand, Three Hundred Forty-One and 84/100 ($398,341.84) Dollars per annum, payable in equal monthly installments of Thirty-Three Thousand, One Hundred Ninety-Five and 15/100 ($33,195.15) Dollars, for the period commencing on the fourth (4th) anniversary of the Substitute Space Rent Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the Substitute Space Rent Commencement Date, both dates inclusive; and

(ix) Four Hundred Eight Thousand, Three Hundred and 39/100 ($408,300.39) Dollars per annum, payable in equal monthly installments of Thirty-Four Thousand, Twenty-Five and 03/100 ($34,025.03) Dollars, for the period commencing on the fifth (5th) anniversary of the Substitute Space Rent Commencement Date and ending on the day immediately preceding the sixth (6th) anniversary of the Substitute Space Rent Commencement Date, both dates inclusive; and

  (x) Four Hundred Eighteen Thousand, Five Hundred Seven and 90/100 ($418,507.90) Dollars per annum, payable in equal monthly installments of Thirty-Four Thousand, Eight Hundred Seventy-Five and 66/100 ($34,875.66) Dollars, for the period commencing on the sixth (6th) anniversary of the Substitute Space Rent Commencement Date and ending on the Fixed Expiration Date, both dates inclusive.

C. With respect to the Substitute Space only, the amount of the Electricity Inclusion Factor, set forth in the twelfth (12th) and thirteenth (13th) lines of Article 38D(1) of the Lease, shall be deemed to be the sum of Twenty-Four Thousand, Six Hundred Sixty and 00/100 ($24,660.00) Dollars, as such sum may be increased pursuant to the provisions of the Lease.

D. For the purpose of computing the Tax Payment for the Substitute Space pursuant to Article 42 of the Lease for the period commencing on the Substitute Space Effective Date and ending on April 30, 2007, both dates inclusive, the Substitute Space shall be deemed to be divided into two (2) parts, one part hereinafter called "Part 'A'" and the other part hereinafter called "Part 'B'". For the aforementioned period, Tenant shall pay Landlord the Tax Payment for the Substitute Space, computed separately for Part A and Part B, pursuant to the terms, conditions, and provisions set forth in Article 42 of the Lease, except as follows:

(i) (a) With respect to Part A, Article 37B(12) of the Lease shall continue to read as follows:

"(12) 'Tenant's Proportionate Share' shall mean sixty-seven hundredths percent (.67%), as the same may be increased or decreased pursuant to the terms hereof."

(b) With respect to Part A, Article 42A(2) of the Lease shall continue to read as follows:

"(2) 'Base Taxes' shall mean one-half (½) of the aggregate Taxes payable for the Tax Year commencing on July 1, 1999, and ending on June 30, 2000, and for the Tax Year commencing on July 1, 2000, and ending on June 30, 2001."

(ii)  (a) With respect to Part B, Article 37B(12) of the Lease shall be deemed to be amended to read as follows:

"(12) 'Tenant's Proportionate Share' shall mean forty-five hundredths percent (.45%), as the same may be increased or decreased pursuant to the terms hereof."

(b) With respect to Part B, Article 42A(2) of the Lease shall be deemed to be amended to read as follows:

"(2) 'Base Taxes' shall mean the Taxes payable for the Tax Year commencing on July 1, 2005, and ending on June 30, 2006."

E. For the period commencing on May 1, 2007, and ending on the Fixed Expiration Date, both dates inclusive, Tenant shall pay Landlord the Tax Payment for the Substitute Space pursuant to the terms, conditions, and provisions set forth in Article 42 of the Lease, except that:

(i) Article 37B(12) of the Lease shall be deemed to be amended to read as follows:

"(12) 'Tenant's Proportionate Share' shall mean one and twelve hundredths percent (1.12%), as the same may be increased or decreased pursuant to the terms hereof."

(ii) Article 42A(2) of the Lease shall be deemed to be amended to read as follows:

"(2) 'Base Taxes' shall mean the Taxes payable for the Tax Year commencing on July 1, 2005, and ending on June 30, 2006."

F. The provisions of Article 43 (entitled "Additional Escalation Payment") shall not apply to the Substitute Space, but shall remain in full force and effect with respect to the Original Premises.

G. It is expressly understood and agreed that, with respect to any period in which Tenant is required to pay Fixed Rent and other charges for both the Original Premises and the Substitute Space at the same time, the payment of the Fixed Rent, the Electricity Additional Rent, if any, the Electricity Inclusion Factor, and the escalation in the Fixed Rent for Real Estate Tax increases, with respect to the Substitute Space, provided for in the Lease as modified by Sections B, C, D, and E of this Article 7, shall be in addition to, and separate from, the payment of the Fixed Rent, the Electricity Additional Rent, if any, the Electricity Inclusion Factor, the escalation in the Fixed Rent for Real Estate Tax increases, and the Additional Escalation Payment, with respect to the Original Premises.

H. Article 55 of the Lease shall be deemed to be amended as follows:

(i) Section 55A shall be deemed to be deleted in its entirety.

(ii) Section 55B shall be deemed to be restated in its entirety to read as follows:

"B. All cash security deposited hereunder will be deposited by Owner in an interest bearing bank account at Apple Bank for Savings located at 2112 Broadway, New York, New York 10023 or such other branch of such bank or other bank as Owner shall designate, and all interest which shall be earned by Tenant on such account shall be accumulated and added to said security deposit as a part thereof, except that Owner shall be entitled to withdraw from such account and pay over to itself from time to time, as administration expenses, a sum equal to one (1%) percent per annum upon the security monies so deposited, except that, for any period during which the interest rate for such account shall be one and one-half (1 ½%) percent per annum or less, Owner shall be entitled to withdraw from such account and pay over to itself from time to time, as administrative expenses, a sum equal to one-half (1/2) of the interest earned on such account. Owner shall not be required to credit Tenant with any interest for any period during which Owner does not receive any interest on such security deposit. Furthermore, if during the Term of this Lease, Owner applies or retains, pursuant to the provisions of Article 34 of this Lease, the whole or any part of the security deposit in the sum of Two Hundred Seventy-Nine Thousand, Five Hundred Ninety-Four and 00/100 ($279,594.00) Dollars, together with interest then accrued thereon, Tenant, upon demand, shall deposit with Owner additional security in a sum equal to the amount so applied or retained so that Owner shall have said full security deposit, with accrued interest, on hand at all times during the Term of this Lease. The failure or refusal by Tenant to deposit such additional security demanded by Owner shall be deemed a material default hereunder and shall entitle Owner to exercise any and all remedies provided hereunder in the event of a default in the payment of rent."

(iii)  Section 55C shall remain unchanged, except that the parties acknowledge that the portion of the cash security deposit to be returned to Tenant pursuant to such section has been fully paid to, and received by, Tenant and that such section shall have not further operative effect.

8. Tenant's Use of the Substitute Space. Tenant shall use and occupy the Substitute Space for the purposes permitted under the Lease and for no other purpose.

9. Additional Security Deposit. Simultaneously with the execution and delivery of this Amendment, Tenant has deposited with Landlord additional security in the sum of Ninety-Nine Thousand, Nine Hundred Sixty and 00/100 ($99,960.00) Dollars. Such additional security deposit shall be added to the previously deposited security, which had been reduced, pursuant to Article 55C of the Lease, to the sum of One Hundred Seventy-Nine Thousand, Six Hundred Thirty-Four and 00/100 ($179,634.00) Dollars, together with interest accrued thereon, and the aggregate security deposit in the sum of Two Hundred Seventy-Nine Thousand, Five Hundred Ninety-Four and 00/100 ($279,594.00) Dollars, together with interest accrued thereon, shall be held by Landlord in accordance with, and subject to, the provisions of Articles 34 and 55 of the Lease.

10. Brokerage. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, finder, or like agent, other than Colliers ABR, Inc. and Cushman & Wakefield, Inc. (collectively, the "Brokers") in con-nection with this Amendment and that no broker, finder, or like agent, other than the Brokers, negotiated this Amendment or, to the best of Tenant's knowledge, is entitled to any brokerage commis-sion, finder's fee, or other compensation in connection therewith. The execution and delivery of this Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representations and warranties. Tenant shall in-demnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any broker, finder, or like agent, other than the Brokers, who shall claim to have dealt with Tenant in connec-tion with this Amendment and for any and all costs and expenses incurred by Landlord in connec-tion with such claims, includ-ing, without limitation, reasonable attorneys' fees and disburse-ments. The provisions of this Article 10 shall survive the expiration or prior termination of this Amendment.

11. Telecommunication Services. Landlord allows or may allow certain providers of voice, data and video telecommunications services or infrastructure to offer their services or facilities (collectively, "Telecommunications Services") to Tenant at the Premises pursuant to agreements with the Landlord, solely as an amenity for Tenant. Should Tenant wish to use any such Telecommunications Services, it shall enter into a separate agreement with the provider of such services (each, a "Service Agreement"). The availability of Telecommunications Services at the Premises shall not be construed as an endorsement, sponsorship or recommendation by Landlord to Tenant of any such services and, in particular, shall not be construed as a warranty, express or implied, of any Telecommunications Services or the provider of such services. Tenant acknowledges and agrees that in no event shall any interruption, delay or failure of any Telecommunications Services, loss of data or other telecommunications transmission, or any act or omission, whether intentional or negligent, by any provider of any Telecommunications Services give rise to any claim or liability against Landlord for constructive eviction or for damages, including, without limitation, compensatory, incidental, indirect, special, consequential, exemplary or punitive damages, including, without limitation, damages for lost profits, whether arising out of breach of contract, tort or otherwise, regardless of whether Landlord was advised of the possibility of such damages or whether the same could have been anticipated and/or avoided by Landlord. Any Service Agreement entered into between Tenant and a provider of Telecommunications Services shall contain a clause to substantially the same effect as this section, and providing that Landlord shall be deemed a third party beneficiary of such provision, or shall be construed to contain such a provision.

12. Full Force and Effect of Lease. As modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby ratified and confirmed in all respects. All references in the Lease to "this lease", "this Lease", "the lease" or "the Lease" shall be deemed to be, unless the context requires otherwise, references to the Lease as supplemented by this Amendment and by any other agreement supplemental to the Lease then in effect.

13. Tenant's Authority. Tenant represents and warrants to Landlord that the execution and delivery of this Amendment by the Tenant has been duly authorized, that the person executing such Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval by or on behalf of Tenant is required with respect to this transaction.

14. Binding Effect. This Amendment is offered for signature by Tenant, and it is understood and agreed that such Amendment shall not be binding upon Landlord unless and until Land-lord shall have executed and delivered a fully executed counterpart of such Amendment to Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

122 EAST 42ND STREET, LLC, Landlord

By: 122 EAST 42ND STREET FINANCING
CORP., ITS MANAGING MEMBER

By:  /s/ Richard F. Czaja
Richard F. Czaja
Co-President

EDGAR ONLINE, INC., TENANT|
By:  /s/ Susan Strausberg
Susan Strausberg
President and
Chief Executive Officer

EXHIBIT "A"

Floor Plan

This floor plan is annexed to and made a part of this Amendment solely to indicate the Substitute Space by the outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

Chanin Building - Floor 24

2400
2405
N